

<ARTICLE>                     5
<LEGEND>
This schedule contains summary financial information extracted from the
Registrant's consolidated financial statements for the quarter ended December
31, 1994 filed as part of the Registrant's Form 10-Q for the quarter ended
December 31, 1994 and is qualified in its entirety by reference to such Form
10-Q.
</LEGEND>
<RESTATED>
<MULTIPLIER>                                   1,000
<CURRENCY>                                     US Dollars

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                              SEP-30-1995
<PERIOD-START>                                 OCT-1-1994
<PERIOD-END>                                   DEC-31-1994
<EXCHANGE-RATE>                                1
<CASH>                                         4,026
<SECURITIES>                                   0
<RECEIVABLES>                                  329,596
<ALLOWANCES>                                   10,035
<INVENTORY>                                    124,508
<CURRENT-ASSETS>                               0
<PP&E>                                         107,144
<DEPRECIATION>                                 26,446
<TOTAL-ASSETS>                                 565,978
<CURRENT-LIABILITIES>                          71,160
<BONDS>                                        196,280
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0
<COMMON>                                       11,024
<OTHER-SE>                                     273,545
<TOTAL-LIABILITY-AND-EQUITY>                   565,978
<SALES>                                        149,489
<TOTAL-REVENUES>                               167,129
<CGS>                                          112,024
<TOTAL-COSTS>                                  147,883
<OTHER-EXPENSES>                               0
<LOSS-PROVISION>                               151
<INTEREST-EXPENSE>                             5,850
<INCOME-PRETAX>                                13,245
<INCOME-TAX>                                   4,786
<INCOME-CONTINUING>                            0
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   8,459
<EPS-PRIMARY>                                  .36
<EPS-DILUTED>                                  .36

In June 1995, Oakwood acquired Destiny Industries, Inc. a subchapter S Corporation whose earnings were includable in the tax returns of its shareholders. Consequently, Destiny's financial statements did not reflect a provision for income taxes prior to its acquisition by the Company. Income taxes and net income above are on a historical basis, however, EPS is only presented on a proforma basis (assuming Destiny's results had been includable in the Company's tax returns) as historical EPS is not meaningful. Proforma taxes and net income were $5,033 and $8,212, respectively.



